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                                                                    EXHIBIT 10.3









                                    EXHIBIT 10.3

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                                                                    EXHIBIT 10.3

                       AMENDMENT NO. 1 TO IMMUNEX NEW ONCOLOGY
                              PRODUCT LICENSE AGREEMENT

    This Amendment No. 1 (this "Amendment") to the Immunex Oncology Product License Agreement, dated as of June 1, 1993 (the "INOP Agreement") is made as of the lst day of July, 1996 by and between Immunex Corporation, a Washington corporation and American Cyanamid Company, a Maine Corporation and a wholly-owned subsidiary of American Home Products Corporation, a Delaware Corporation ("AHPC"). Capitalized terms used herein without definition have the meanings set forth in the INOP Agreement.

    WHEREAS, the parties to the INOP Agreement desire to amend the INOP Agreement as set forth herein.

    NOW, THEREFORE, in consideration of the premises, representations and warranties set forth herein, the parties hereto agree as follows:

                            ARTICLE I.  GLOBAL DEVELOPMENT

    1.01:     When Immunex formally accords any INOP "IND Track Status",
Immunex shall, as soon as reasonably practicable thereafter, provide to Cyanamid written notice thereof, together with an "Immunex IND Track Proposal Document" and Cyanamid shall have a period of ninety (90) days from the date of such written notice (the "Exercise Period") in which to provide written notice to Immunex (a "Retention Notice") of Cyanamid's intention to retain its exclusive license pursuant to Paragraph 2.01 of the INOP Agreement with respect to such INOP (an "Elected INOP"). The "Immunex IND Track Proposal Document" means a proprietary Immunex research management document that (i) outlines the background data accumulated on a candidate product that supports the designation by Immunex management that such candidate product should be accorded IND track status, and (ii) contains a pre-clinical development plan and a description of potential indications for such IND track candidate product, together with preliminary timelines and budgets through the anticipated IND filing.

    1.02:     Cyanamid shall keep Immunex informed of all current and planned research and development activities related to INOPs by providing Cyanamid with a written annual report detailing the status of such activities for the previous year and a summary of the activities planned for each item so detailed, as well as any new items for the year immediately following the year reported on. Immunex shall also provide Cyanamid or its designee with summary semi-annual reports of such activities in a form that is acceptable to each party. From time to time, Immunex shall also provide oral updates of significant developments with regard to Immunex research and development efforts related to
INOPs.   Cyanamid representative(s) shall also be invited to Immunex Trimester
Project


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Review Meetings to discuss select oncology discovery projects and product candidates that are the subject of Cyanamid's rights under the INOP Agreement.

    1:03:     If Cyanamid has not provided to Immunex a retention notice with respect to an INOP within the applicable Exercise Period, the license granted pursuant to Paragraph 2.01 of the INOP Agreement with respect to such INOP shall terminate and be of no further force or effect and Immunex shall thereupon have all rights to such INOP to exploit in its sole discretion, with no further obligations of any kind to Cyanamid or AHPC.

    1:04:     Promptly after the delivery of a Retention Notice with respect to an Elected INOP, the parties shall negotiate and develop the terms and conditions of a product development agreement governing the ongoing development and commercialization of such Elected INOP, such agreement, to the extent appropriate, to include on a reciprocal basis the principles set forth in Paragraphs 2.07(b)-(p) of the Research Agreement, dated as of the date hereof (the "Research Agreement"), among AHPC, Cyanamid and Immunex.

                              ARTICLE II.  MISCELLANEOUS

    2.01:     Except as otherwise set forth in this Amendment, the INOP
Agreement shall remain in full force and effect.
























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    IN WITNESS WHEREOF, the parties, intending to be bound hereby, have caused their duly authorized representatives to execute this Amendment.

                                            IMMUNEX CORPORATION



                                            By:/s/ Edward V. Fritzky
                                               ---------------------
                                            Name:  Edward V. Fritzky
                                            Title: Chairman and Chief
                                                    Executive Officer

                                            AMERICAN CYANAMID COMPANY

                                            By:  /s/ Joseph J. Carr
                                                 --------------------
                                            Name:  Joseph J. Carr
                                            Title: Senior Vice President


AGREED TO AND ACCEPTED BY:

AMERICAN HOME PRODUCTS CORPORATION

By: /s/ Joseph J. Carr
    ---------------------
Name:  Joseph J. Carr
Title: Senior Vice President


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